As filed with the Securities and Exchange Commission on July 25, 2016

File No. 001-37774

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

AdvanSix Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-2525089 (I.R.S. Employer Identification Number)

115 Tabor Road Morris Plains, NJ (Address of Principal Executive Offices)	07950 (Zip Code)

Registrant’s telephone number, including area code:
(973) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”
“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

AdvanSix Inc.
Information Required in Registration Statement
Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10.

Item No.	Caption	Location in Information Statement
1.	Business

See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”
2.	Financial Information	See “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	See “Business—Properties”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	See “Management”
6.	Executive Compensation	See “Management” and “Compensation Discussion and Analysis”
7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management” and “Certain Relationships and Related Party Transactions”
8.	Legal Proceedings	See “Business—Legal and Regulatory Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”
11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with Honeywell—Separation and Distribution Agreement”
13.	Financial Statements and Supplementary Data	See “Selected Historical Combined Financial Data” and “Index to Combined Financial Statements” and the financial statements referenced therein

Item No.	Caption	Location in Information Statement
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	(a) Combined Financial Statements
See “Index to Combined Financial Statements” and the financial statements referenced therein
(b) Exhibits
See the Exhibit Index of this Registration Statement on Form 10

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

AdvanSix Inc.

By:	/s/ Erin N. Kane

	Name:	Erin N. Kane
	Title:	Chief Executive Officer

Dated: July 25, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Honeywell International Inc. and AdvanSix Inc.**
3.1	Form of Amended and Restated Certificate of Incorporation of AdvanSix Inc.
3.2	Form of Amended and Restated By-laws of AdvanSix Inc.
10.1	Form of Transition Services Agreement between Honeywell International Inc. and AdvanSix Inc.**
10.2	Form of Tax Matters Agreement between Honeywell International Inc. and AdvanSix Inc.**
10.3	Form of Employee Matters Agreement between Honeywell International Inc. and AdvanSix Inc.**
10.4	Amended and Restated Caprolactam and Polymer Supply Agreement dated as of April 1, 2013, by and between Honeywell Resins & Chemicals LLC and Shaw Industries Group, Inc.†
10.5	First Amendment to the Amended and Restated Caprolactam and Polymer Supply Agreement dated as of July 18, 2013, by and between Honeywell Resins & Chemicals LLC and Shaw Industries Group, Inc.†
10.6	Second Amendment to the Amended and Restated Caprolactam and Polymer Supply Agreement dated as of November 15, 2013, by and between Honeywell Resins & Chemicals LLC and Shaw Industries Group, Inc.†
10.7	Third Amendment to the Amended and Restated Caprolactam and Polymer Supply Agreement dated as of December 12, 2014, by and between Honeywell Resins & Chemicals LLC and Shaw Industries Group, Inc.†
10.8	Fourth Amendment to the Amended and Restated Caprolactam and Polymer Supply Agreement dated as of January 13, 2016, by and between Honeywell Resins & Chemicals LLC and Shaw Industries Group, Inc.†
10.9	Offer of Employment Letter between Honeywell International Inc. and Erin N. Kane, dated April 19, 2016.
10.10	Offer of Employment Letter between Honeywell International Inc. and Jonathan Bellamy, dated May 16, 2016.
10.11	Offer of Employment Letter between Honeywell International Inc. and Michael Preston, dated May 13, 2016.
10.12	Offer of Employment Letter between Honeywell International Inc. and John M. Quitmeyer, dated May 25, 2016.
21.1	List of subsidiaries of AdvanSix Inc.*
99.1	Preliminary Information Statement of AdvanSix Inc., subject to completion, dated July 25, 2016.
99.2	Pertinent pages from Honeywell International Inc.’s Proxy Statement, dated March 10, 2016, filed pursuant to Rule 14a-6 of the Securities Exchange Act of 1934.††
99.3

Pertinent pages from the Annual Report of Honeywell International Inc. on Form 10-K for the fiscal year ended December 31, 2015, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.††

*	To be filed by amendment.

**

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission on a confidential basis upon request.

†

Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and the omitted portions have been filed separately with the Securities and Exchange Commission.

††	Previously filed on May 12, 2016.